Exhibit 10.32

TIME-SHARING AGREEMENT
(N608CC)

This Time-Sharing Agreement (the “Agreement”) is made effective as of                          (the “Effective Date”), by and between DList, LLC, a Delaware limited liability company (“Sublessor”) and Openwave Systems Inc., a Delaware corporation (“Sublessee”) and is made and entered into with reference to the following facts and objectives:

RECITALS

A.    WHEREAS, Sublessor is the lessee of that certain aircraft identified as a                                                          and auxiliary power unit, avionics, equipment, components, accessories, instruments and other items installed in or attached to the airframe, the engines or the auxiliary power unit, together with all spare parts, manuals and log books carried on board and including any replacement part(s) or engine(s) which may be installed on the Aircraft from time to time, and all logs, manuals and other records relating to such Aircraft (collectively, the “Aircraft”); and

B.    WHEREAS, Sublessor has heretofore contracted for a fully qualified flight crew to operate the Aircraft; and

C.    WHEREAS, Sublessee desires to lease the Aircraft and flight crew from Sublessor on a time-sharing basis, as defined in Section 91.501(c)(1) of the Federal Aviation Regulations (“FAR”).

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions herein set forth, Sublessor and Sublessee agree as follows:

1.    Lease of Aircraft.    Sublessor agrees to lease the Aircraft to Sublessee pursuant to the provisions of FAR 91.501(c)(1) and to provide a fully qualified flight crew for all operations for the period commencing on the Effective Date of this Agreement and terminating on the date Donald Listwin ceases to serve in the capacity of at least (i) Chief Executive Officer, or (ii) Chairman of the Board of Sublessee, or sooner pursuant to Section 18.

A.    G.E. Capital Lease.    Sublessee acknowledges that Sublessor has leased the Aircraft from G.E. Capital Corp. (“GECC”) and that GECC is the registered owner of the Aircraft, all as more particularly set forth in certain lease documents between Sublessor and GECC (the “GECC Lease Documents”). Sublessee acknowledges and agrees that Sublessee’s rights to the Aircraft as herein established are and shall remain subject and subordinate to the interests of GECC pursuant to the GECC Lease Documents.

2.    Sublessee’s Payment Obligations.    Sublessee shall pay Sublessor for each flight conducted under this Agreement an amount equal to the sum of each category of expense set forth below, PROVIDED HOWEVER, such cost shall in no event exceed the sum of the following expenses authorized by FAR Part 91.501(d);

A.    Fuel, oil, lubricants, and other additives;

B.    Travel expenses of the crew, including food, lodging and ground transportation;

C.    Hangar and tie down costs away from the Aircraft’s base of operation;

D.    Insurance obtained for the specific flight;

E.    Landing fees, airport taxes and similar assessments including, but not limited to IRC Section 4261 and related excise taxes;

F.    Customs, foreign permit, and similar fees directly related to the flight;

G.    In-flight food and beverages;

H.    Passenger ground transportation;

I.    Flight planning and weather contract services; and

J.    An additional charge equal to 100% of the expenses listed in subparagraph (A) of this paragraph.

3.    Invoicing for Flights.    Sublessor shall pay all expenses related to the operation of the Aircraft when incurred, and will provide, or contract with third parties to provide, a monthly invoice to Sublessee setting forth the cost of each specific flight through the last day of the month in which any flight or flights for the account of Sublessee occur, which costs shall not exceed (a) the sum of actual flight expenses set forth in Section 2 or (b) the amount permitted under FAR 91.501(d). Sublessee shall pay Sublessor for the total expenses set forth on each such invoice within thirty (30) days of receipt of such invoice. Should Sublessor receive from Sublessee any amounts under this Agreement not otherwise allowed under the applicable FAR provisions, Sublessor shall refund such amounts to Sublessee promptly after discovering such unauthorized payments.

4.    Taxes.    The parties acknowledge that reimbursement of all items specified in Section 2, except for subsections (G) and (H) thereof, are subject to the federal excise tax imposed under Internal Revenue Code §4261 (the “Commercial Transportation Tax”). Sublessee shall pay to Sublessor (for payment to the appropriate governmental agency) any Commercial Transportation Tax applicable to flights of the Aircraft conducted hereunder. Sublessee shall indemnify Sublessor for any claims related to the Commercial Transportation Tax to the extent that Sublessor has paid Sublessee the amounts necessary to pay such taxes.

5.    Request for Flights by Sublessee.    Sublessee will provide Sublessor with requests for flight time and proposed flight schedules as far in advance of any given flight as is reasonably possible. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. In addition to the proposed schedules and flight times, Sublessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Sublessor or Sublessor’s flight crew:

(a)    proposed departure point;

(b)    destination;

(c)    date and time of flight;

(d)    the number of anticipated passengers;

(e)    the nature and extent of luggage and/or cargo to be carried;

(f)    the date and time of return flight, if any; and

(g)    any other information concerning the proposed flight that may be pertinent or required by Sublessor or Sublessor’s flight crew.

6.    Scheduling Flights.    Sublessor shall have final authority over the scheduling of the Aircraft, provided, however, that Sublessor will use its best efforts to accommodate Sublessee’s needs and to avoid conflicts in scheduling.

7.    Maintenance of Aircraft.    Sublessor shall be solely responsible for securing maintenance, preventive maintenance and all required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his or her judgment would compromise the safety of the flight.

8.    Operational Control.    “Operational control” as defined in 14 C.F.R. Paragraph 1.1 and for the purposes of this Agreement, with respect to a flight, means the exercise of authority over initiating, conducting, or terminating a flight. Sublessor shall have operational control of the Aircraft, which shall include, without limitation, providing the flight crew, selecting the Pilot-in-Command and all other physical and technical operations of the Aircraft.

9.    Flight Crew.    Sublessor shall employ or contract with others to employ, pay for and provide to Sublessee a qualified flight crew for each flight undertaken under this Agreement.

10.    Safety of Flights.    In accordance with applicable FAR, the qualified flight crew provided by Sublessor will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Sublessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Sublessee or any other person. The parties further agree that Sublessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

11.    Title.    Legal title to the Aircraft shall remain in the Sublessor at all times.

12.    Hull and Liability Insurance.    Sublessor hereby agrees to arrange for and maintain at all time during the term of this Agreement at its expense (a) aircraft liability insurance for the Aircraft in the form and substance and with such insurers as is customary for large corporate aircraft of the type similar to the Aircraft, but in any event with limits of not less than Three Hundred Million Dollars ($300,000,000.00) single limit and shall cause Sublessee to be named as an additional insured thereunder and (b) aircraft hull insurance for the Aircraft with limits of not less than Twenty Four Million Five Hundred Thousand Dollars ($24,500,000.00). A certificate of insurance (and, upon request, a copy of the insurance policy(ies)) shall be furnished to Sublessee’s Treasurer after the execution of this Agreement and prior to flights being undertaken under this Agreement. In addition, Sublessor shall provide Sublessee’s Treasurer with advance written notice prior to amending or terminating any insurance on the Aircraft and shall provide Sublessee with a certificate of insurance promptly after entering into any amended or newly issued insurance policy.

13.    Additional Insurance.    Sublessor will provide such additional insurance coverage as Sublessee shall request or require, provided, however, that the cost of such additional insurance, if any, shall be borne by Sublessee as set forth in paragraph 2(d) hereof.

14.    Representations of Sublessor.    Sublessor represents and warrants that:

(a)    It has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of the Agreement by Sublessor have been duly authorized by all necessary action on the part of Sublessor. The Agreement constitutes a legal, valid and binding obligation of Sublessor, enforceable in accordance with its terms;

(b)    It is a limited liability company duly organized, existing and in good standing under the laws of the State of Delaware and has all necessary power and authority under applicable law and its organizational documents to own or lease its properties and to carry on its business as presently conducted;

(c)    It is a “citizen of the “United States” as defined in Section 40102(a)(15) of Title 49, United States Code.

15.    Representations of Sublessee.    Sublessee represents and warrants that:

(a)    It will use the Aircraft for and on account of its own business only, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire;

(b)    It shall refrain from incurring any mechanics or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by any party hereto to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft, or do anything or take any action that might mature into such a lien; and

(c)    During the term of this Agreement, it will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing Sublessee.

16.    Aircraft Base.    For purposes of this Agreement, the permanent base of operation of the Aircraft shall be the San Jose International Airport in San Jose, California.

17.    Limitation of Liability; Indemnification.    Each party to this Agreement agrees to indemnify and hold harmless the other party and its respective officers, directors, partners, employees, shareholders, and affiliates from any claim, damage, loss, or reasonable expense, including reasonable attorney’s fees resulting from the bodily injury or property damage caused by an occurrence and arising out of the ownership, maintenance, or use of the Aircraft which results from the gross negligence or willful misconduct of such party, provided that neither party shall be liable for any such loss to the extent such loss: (a) is covered by the insurance policies described in Sections 12 and 13; (b) is covered by such policies but the amount of such loss exceeds the policy limits; or (c) consists of expense incurred in connection with any loss covered, in whole or in part, by such policies but such expenses are not payable under such policies.

EACH PARTY AGREES THAT (A) THE PROCEEDS OF INSURANCE TO WHICH IT IS ENTITLED, (B) ITS RIGHTS TO INDEMNIFICATION FROM THE OTHER PARTY UNDER THIS SECTION, AND (C) ITS RIGHT TO DIRECT DAMAGES ARISING IN CONTRACT FROM A MATERIAL BREACH OF THE OTHER PARTY’S OBLIGATIONS UNDER THIS AGREEMENT ARE THE SOLE REMEDIES FOR ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. EXCEPT AS SET FORTH IN THIS SECTION, EACH PARTY WAIVES ANY RIGHT TO RECOVER ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO THE OTHER PARTY FOR ANY CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DMAGES, OR FOR ANY DAMAGES CONSISTING OF DAMAGES FOR LOSS OF USE OR DEPREIATION OF VALUE OF THE AIRCRAFT, LOSS OF PROFIT OR INSURANCE DEDUCTIBLE.

The provisions of this section shall survive the termination or expiration of this Agreement.

18.    Termination.    Either party may terminate this Agreement upon five (5) business days’ prior written notice to the other party.

19.    Notices.

If to Sublessor:

DList, LLC
c/o Mr. Michael P. Groom, Esq.
Groom & Cave LLP
1570 The Alameda, Suite 100
San Jose, California 95126
Facsimile (408) 286-3423

With a copy to the General Counsel of Openwave Systems Inc. at the same address and facsimile number.

In the case of notices with respect to changes in insurance covering the Aircraft, notice shall also be provided to the Treasurer of Openwave Systems Inc. at the same address and facsimile number.

If to Sublessee:

Openwave Systems Inc.
1400 Seaport Boulevard
Redwood City, California 94063
Attn: Chief Financial Officer
Facsimile: (650) 480-4295

20.    No Assignment.    Neither this Agreement nor any party’s interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

21.    TRUTH IN LEASING STATEMENT

SUBLESSOR HAS REVIEWED THE AIRCRAFT’S MAINTANANCE RECORDS AND OPERATION LOGS AND HAS FOUND THAT DURING THE PERIOD BETWEEN THE MANUFACTURE OF THE AIRCRAFT AND THE DATE OF THIS AGREEMENT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED IN ACCORDANCE WITH FAR PART 91. SUBLESSOR CERTIFIES THAT:

THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

SUBLESSOR AND SUBLESSEE CERTIFY THAT SUBLESSOR AND NOT SUBLESSEE IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS AGREEMENT THROUGHOUT THE TERM HEREOF. SUBLESSOR FURTHER CERTIFIES THAT SUBLESSOR UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS AND COVENANTS THAT IT SHALL COMPLY WITH SUCH REGULATIONS.

SUBLESSEE AND SUBLESSOR UNDERSTAND THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT

FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

IN WITNESS WHEREOF, the parties have executed this Agreement.

OPENWAVE SYSTEMS INC.,
a Delaware corporation,

By:
Alan Black Chief Financial Officer Senior Vice President, Corporate Affairs	Date and Time of Execution

DLIST, LLC,
a Delaware limited liability company,

By:
Donald J. Listwin Manager	Date and Time of Execution

INSTRUCTIONS FOR COMPLIANCE WITH “TRUTH IN LEASING”
REQUIREMENTS

1.    Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P. O. Box 25724
Oklahoma City, Oklahoma 73125

2.    Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease.

3.    Carry a copy of the lease in the aircraft at all times.

AMENDMENT TO TIME-SHARING AGREEMENT

This Amendment to Time-Sharing Agreement is made and entered into effective as of July 27, 2001 (the “Effective Date”), by and between DList, LLC, a Delaware limited liability company (“Sublessor”) and Openwave Systems Inc., a Delaware corporation (“Sublessee”), who agree as follows:

Sublessor acquired a new aircraft, consequently, Recital A of the Time-Sharing Agreement, dated effective January 1, 2001 (the “Agreement”), is hereby deleted in its entirety and the following recital is substituted therefor:

A.    WHEREAS, Sublessor is the lessee of that certain aircraft identified as ________________________________and auxiliary power unit, avionics, equipment, components, accessories, instruments and other items installed in or attached to the airframe, the engines or the auxiliary power unit, together with all spare parts, manuals and log books carried on board and including any replacement part(s) or engine(s) which may be installed on the Aircraft from time to time, and all logs, manuals and other records relating to such Aircraft (collectively, the “Aircraft”); and

In all other respects, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement.

OPENWAVE SYSTEMS INC.,
a Delaware corporation,

By:
Alan Black Chief Financial Officer Senior Vice President, Corporate Affairs	Date and Time of Execution

DLIST, LLC,
a Delaware limited liability company,

By:
Donald J. Listwin Manager	Date and Time of Execution